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                                                                 Exhibit (a)(1)

                      IXIS ADVISOR CASH MANAGEMENT TRUST

Amendment No. 1 to Sixth Amended and Restated Agreement and Declaration of Trust

   The undersigned, being at least a majority of the Trustees of IXIS Advisor Cash Management Trust (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Sixth Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, as follows:

    1. The name of the Trust is hereby amended to be "Natixis Cash Management Trust".

    2. The address of the Trust is:
       399 Boylston Street
       Boston, Massachusetts 02116

    3. The address of the Trustees is:
       c/o Natixis Cash Management Trust
       399 Boylston Street
       Boston, Massachusetts 02116

   The foregoing amendment shall be effective on August 6, 2007.

   IN WITNESS WHEREOF, we have hereunto set our hand for ourselves and for our successors and assigns as of the 1st day of June 2007.

/s/ GRAHAM T. ALLISON, JR.               /s/ RICHARD DARMAN
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Graham T. Allison, Jr.                   Richard Darman

/s/ CHARLES D. BAKER                     /s/ JOHN T. HAILER
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Charles D. Baker                         John T. Hailer

/s/ EDWARD A. BENJAMIN                   /s/ JONATHAN P. MASON
----------------------------------       ----------------------------------
Edward A. Benjamin                       Jonathan P. Mason

/s/ ROBERT J. BLANDING                   /s/ SANDRA O. MOOSE
----------------------------------       ----------------------------------
Robert J. Blanding                       Sandra O. Moose

/s/ DANIEL M. CAIN                       /s/ CYNTHIA L. WALKER
----------------------------------       ----------------------------------
Daniel M. Cain                           Cynthia L. Walker